UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2006 (June 9, 2006)

Allied Security Holdings LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-119127	20-1379003
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3606 Horizon Drive, King of Prussia, PA	19406
(Address of Principal Executive Offices)	(Zip Code)

(610) 239-1260

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 9, 2006, Allied Security Holdings LLC, a Delaware limited liability company (the "Registrant"), entered into a purchase agreement (the "Purchase Agreement"), with Rentokil Initial plc, a corporation formed under the laws of England and Wales (“Rentokil”), and Initial Tropical Plants, Inc., a Delaware corporation and indirect subsidiary of Rentokil, pursuant to which, and upon the terms and subject to the conditions set forth therein, the Registrant will acquire 100% of the issued and outstanding membership interests and shares, as applicable, of Initial Security, LLC, a Nevada limited liability company, and Rentokil Inc. - Security Services, a New Jersey corporation (together with Initial Security, LLC, the "Companies"), for a net purchase price expected to aggregate approximately $73 million. The Companies provide manned guarding, mobile patrol, consulting and value added services in the United States.

The Purchase Agreement contains customary representations, warranties and covenants. The consummation of the purchase of the Companies is subject to the satisfaction or waiver of certain conditions, including, among other things, the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The transaction is expected to close by August 8, 2006.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is attached as Exhibit 2.1 hereto, and is incorporated herein by reference.

Item 8.01. Other Events.

On June 12, 2006, the Registrant issued a press release announcing the execution of the Purchase Agreement. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

CAUTIONARY STATEMENT

The Purchase Agreement has been included to provide investors with information regarding its terms. Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the transaction described above, the Purchase Agreement is not intended to be a source of factual, business or operational information about the parties.

The representations, warranties, covenants and agreements made by the parties in the Purchase Agreement are made as of specific dates and are qualified and limited, including by information in the disclosure schedule that was provided in connection with the execution of the Purchase Agreement. In addition, certain of the representations and warranties are subject to contractual standards of materiality that may be different from what may be viewed as material to investors. Representations and warranties may be used as a tool to allocate risks between the respective parties to the Purchase Agreement, including where the parties do not have complete knowledge of all the facts. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or the Companies or any of their affiliates.

FORWARD-LOOKING STATEMENTS

Statements in this Current Report on Form 8-K, as well as certain other written and oral statements made by the Registrant, which are not historical facts, including statements about plans, strategies, beliefs and expectations of Allied Security Holdings LLC and its subsidiaries, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made, and, except for the Registrant’s ongoing obligations under U.S. federal securities laws, the Registrant undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Such forward-looking statements include, without limitation, the Registrant’s expectations and estimates about future events, including the acquisition described above. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in the Registrant’s filings with the Securities and Exchange Commission (which may be viewed on the SEC’s website at http://www.sec.gov). Investors are encouraged to read, among other things, the sections entitled “Risk Factors” and “Forward-Looking Statements” included in the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as such discussion may be modified or supplemented by subsequent reports that the Registrant files with the SEC.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Purchase Agreement, dated as of June 9, 2006, by and among Allied Security Holdings LLC, Rentokil Initial plc and Initial Tropical Plants, Inc.

99.1	Press release, dated June 12, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED SECURITY HOLDINGS LLC

By:    /s/ William A. Torzolini

William A. Torzolini
Senior Vice President and Chief
Financial Officer

Date: June 13, 2006

EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase Agreement, dated as of June 9, 2006, by and among Allied Security Holdings LLC, Rentokil Initial plc and Initial Tropical Plants, Inc.

99.1	Press release, dated June 12, 2006

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